UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2017

CONNECTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36778	58-2488736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

18500 West Corporate Drive, Suite 250

Brookfield, WI 53045

(Address of principal executive offices, including zip code)

(262) 432-8282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2017, the Board of Directors of Connecture, Inc. (“the Company”), appointed Vincent Estrada as the Company’s Chief Financial Officer and Secretary. Mr. Estrada will serve as the Company’s principal financial officer and principal accounting officer.

Prior to joining the Company, Mr. Estrada, age 52, served as CFO and Executive Vice President of Business Development for HealthMEDEX, LLC, a developer of electronic medical record (EMR) solutions for long-term and other non-acute care providers, during his tenure from December 2011 through its October 2016 acquisition by Netsmart Technologies, Inc.

Mr. Estrada’s annual base salary is $300,000, and his annual target bonus is 50% of his base salary. In connection with his appointment, the Company granted Mr. Estrada stock options to purchase 125,000 shares of the Company’s common stock and restricted stock units representing 125,000 shares of the Company’s common stock.

The foregoing descriptions of the employment arrangement with Mr. Estrada are qualified in their entirety by the respective terms of the employment agreement entered with Mr. Estrada, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.  A press release announcing the appointment of Mr. Estrada is also attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective January 1, 2017, by and among the Registrant and Vincent Estrada

99.1	Press Release dated January 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTURE, INC.

Date: January 4, 2017	/s/ Jeffery A. Surges
Jeffery A. Surges Chief Executive Officer and President